Exhibit 5.1

Our ref       RDS\658306\4188433v6

Direct tel    +852 2971 3046

Email         richard.spooner@maplesandcalder.com

Tudou Holdings Limited

Building No. 6, X2 Creative Park

1238 Xietu Road

Xuhui District

Shanghai 200032

People’s Republic of China

28 April 2011

Dear Sirs

Tudou Holdings Limited

We have acted as Cayman Islands legal advisers to Tudou Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on 9 November 2010, relating to the offering by the Company of certain American Depositary Shares (the “ADSs”) representing the Company’s Class B ordinary shares of par value US$0.0001 each (the “Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation dated 15 April 2010 and certificate of incorporation on change of name dated 11 August 2010.

1.2	The memorandum and articles of association of the Company as adopted on 28 October 2010 (the “Pre-IPO M&A”).

1.3	The amended and restated memorandum and articles of association of the Company as conditionally adopted by special resolution passed on 28 October 2010 and effective immediately upon the completion of the initial public offering of the Company’s ADSs representing its Ordinary Shares on the Nasdaq Global Market (the “IPO M&A”).

1.4	The written resolutions of all the directors of the Company dated 30 October 2010 (the “Directors’ Resolutions”).

1.5	The written resolutions of all the shareholders of the Company dated 28 October 2010 and 1 November 2010 (together the “Shareholders’ Resolutions”).

1.6	A certificate from a Director of the Company addressed to this firm dated 31 March 2011, a copy of which is attached hereto (the “Director’s Certificate”).

1.7	A certificate of good standing dated 30 March 2011, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.8	The Registration Statement.

2	Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate as to matters of fact and the Certificate of Good Standing without further verification and have relied upon the following assumptions, which we have not independently verified:

2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

3	Opinion

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	Immediately upon the completion of the Company’s initial public offering of its ADSs on the Nasdaq Global Market, the authorised share capital of the Company will be US$1,000,000 divided into (a) 9,990,000,000 ordinary shares of a nominal or par value of US$0.0001 each, of which (i) 12,357,500 are designated as Class A ordinary shares and (ii) 9,977,642,500 are designated as Class B ordinary shares, and (b) 10,000,000 preferred shares of a nominal or par value of US$0.0001 each.

3.3	The issuance and allotment of the Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and entered in the register of members (shareholders), the Shares will be legally issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares).

3.4.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

Tudou Holdings Limited

Building No. 6, X2 Creative Park

1238 Xietu Road

Xuhui District

Shanghai 200032

People’s Republic of China

31 March 2011

To:	Maples and Calder

53/F, The Center

99 Queen’s Road Central

Central, Hong Kong

Dear Sirs

Tudou Holdings Limited (the “Company”)

I, Gary Wei Wang, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Pre-IPO M&A remain in full and effect and, except as amended by the Shareholder’s Resolutions adopting the IPO M&A, are otherwise unamended.

2	The Shareholder’s Resolutions were signed by all shareholders of the Company in the manner prescribed in the Articles of Association of the Company.

3	The Directors’ Resolutions were signed by all directors of the Company in the manner prescribed in the Articles of Association of the Company.

4	The authorised share capital of the Company is US$1,000,000 divided into (a) 9,928,751,976 ordinary shares with a par value of US$0.0001 each, and (b) 71,248,024 Preferred Shares with a par value of US$0.0001 each, of which (i) 6,000,000 are designated as Series A Preferred Shares, (ii) 11,333,340 are designated as Series B Preferred Shares, (iii) 13,781,800 are designated as Series C Preferred Shares, (iv) 21,671,117 are designated as Series D Preferred Shares, and (v) 18,461,767 are designated as Series E Preferred Shares.

5	The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Registration Statement.

6	The Directors’ Resolutions and the Shareholders’ Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

7	The directors of the Company at the date of the Directors’ Resolutions were as follows:

Gary Wei Wang

Suyang Zhang

Hany Nada

Sam Yung King Lai

David M. Hand

Seow Woon Kwong

8	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened and held in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

9	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

10	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that would have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Gary Wei Wang
Director